UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210

San Jose, CA 95134

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2015, the Board of Directors of Energous Corporation (the “Company”) appointed Martin Cooper to the Company’s Board of Directors with a term expiring at the Company’s 2016 annual shareholders meeting. Mr. Cooper has not been, and is not currently anticipated to be, named to any committees of the Board of Directors. Mr. Cooper fills the vacancy created by the resignation of Dr. Nicolaos G. Alexopoulos from the Board of Directors, who previously served as a director until May 14, 2015.

In connection with his appointment, Mr. Cooper was issued a restricted stock unit award under the Company’s 2014 Non-Employee Director Equity Compensation Plan covering a total of 5,061 shares of Company common stock that will vest in full on January 4, 2016. Mr. Cooper was also issued a performance share unit award under the Company’s 2015 Performance Share Unit Plan covering a total of 31,954 shares of Company common stock that will vest pursuant to the terms of the Company’s 2015 Performance Share Unit Plan. In connection with Mr. Cooper’s appointment to the Board of Directors, the Advisory Board Member Agreement entered into between the Company and Mr. Cooper on January 2, 2015 will be terminated effective July 1, 2015. Also in connection with Mr. Cooper’s appointment to the Board of Directors, an award of restricted stock units made to Mr. Cooper on February 26, 2015 covering a total of 5,071 shares of Company common stock will be cancelled, and any remaining unvested shares thereunder shall be forfeited and cancelled as of July 1, 2015.

Since January 2015, Mr. Cooper has served on the Company’s Board of Advisors, and he has served as a consultant to the Company since February 2015. Since January 2008, Mr. Cooper has served as Chairman of Dyna, LLC, a new business incubator and developer located in Del Mar, California. Mr. Cooper has over 60 years of experience in the wireless business in which time he has served on numerous boards of directors, participated in the creation of the cellular industry, and contributed to the technology of radio spectrum management. Mr. Cooper previously served as Corporate Director of Research and Development at Motorola and led a team credited with having conceived and created the first portable cellular telephone. Mr. Cooper also previously founded ArrayComm, a software firm specializing in antenna technologies for mobile phones and wireless Internet connectivity. Mr. Cooper is a member of the National Academy of Engineering and serves on the Federal Communications Commission Technology Advisory Council and the United States Department of Commerce Spectrum Management Advisory Committee. Mr. Cooper has been awarded the National Academy of Engineering’s Draper Prize, the Marconi Prize, and is an IEEE Centennial Medal awardee and Prince of Asturias Laureate awardee. Mr. Cooper holds a Bachelors of Science degree and a Masters of Science degree in Electrical Engineering from the Illinois Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Dated: July 7, 2015	By:	/s/ Stephen R. Rizzone
	Name: Title:	Stephen R. Rizzone President and Chief Executive Officer